UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 17, 2024
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 17, 2024, Nauticus Robotics, Inc. (the "Company") held a special meeting of stockholders (the "Meeting"). At the Meeting, the Company's stockholders (1) approved the issuance of shares upon the conversion of debt under the Company's Senior Secured Term Loan Agreement dated January, the Company's Original Issue Discount Exchanged Secured Convertible Debentures Due September 9, 2026 and certain warrants to purchase shares of the Company's common stock, (2) approved a proposal authorizing the board of directors of the Company to enact a reverse split of its shares at a ratio between one to six and one to seventy, and (3) approved a proposal to adjourn the Meeting to a later date or date to permit further solicitation and vote of proxies, if necessary or appropriate. While a majority of votes cast were in favor of a proposal to increase the authorized shares of the Company's common stock from 625,000,000 to 5,000,000,000, the proposal did not reach the required threshold of a majority of all issued and outstanding common stock, and was therefore not approved.

A total of 43,879,371 shares of common stock of the Company attended the Meeting by proxy or in person, representing 76.55% of the Company's outstanding common stock entitled to vote as of March 26, 2024, the record date. The results of the voting were as follows:

Proposal 1: approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized but unissued shares of the Company’s common stock from 625,000,000 to 5,000,000,000 shares

For	Against	Abstain	Broker Non-Votes
21,123,505	18,250,308	29,430	4,476,128

Proposal 2: approve, pursuant to Nasdaq Rule 5635, the issuance of shares of the Company’s common stock: (i) upon the conversion of debt under the Company’s Senior Secured Term Loan Agreement, dated as of January 30, 2024, by and among the Company, ATW Special Situations Management LLC, as collateral agent and the lenders party thereto; (ii) upon the conversion of debt under the Company’s Original Issue Discount Exchanged Senior Secured Convertible Debentures Due September 9, 2026, issued pursuant to that certain Securities Purchase Agreement, dated as of December 16, 2021, by and among the Company, Nauticus Sub, and certain investors, as amended (the “Amended Securities Purchase Agreement”); and (iii) upon the exercise of warrants to purchase shares of the Company’s common stock issued pursuant to the Amended Securities Purchase Agreement

For	Against	Abstain	Broker Non-Votes
21,795,698	16,659,537	948,008	4,476,128

Proposal 3: approve a proposal authorizing the Board of Directors of the Company to enact a reverse split of its shares at a ratio between one to six and one to seventy

For	Against	Abstain
19,253,536	2,898,814	21,727,021

Proposal 4: approve a proposal to adjourn the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Meeting

For	Against	Abstain
25,479,370	18,286,414	113,587

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2024	Nauticus Robotics, Inc.

	By:	/s/ Nicholas J. Bigney
		Name:	Nicholas J. Bigney
		Title:	General Counsel